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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

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                        Post-Effective Amendment No. 1
                                      to
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                             Doctors Health, Inc.
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            (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   52-1907421
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                      (I.R.S. Employer Identification No.)


               10451 Mill Run Circle, Owing Mills, Maryland 21117
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                    (Address of Principal Executive Offices)

          Doctors Health, Inc. Amended and Restated Omnibus Stock Plan
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                            (Full Title of the Plan)

                                 Thomas F. Mapp
                                Disbursing Agent
                     4 Taft Court, Rockville, Maryland 20850
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                     (Name and Address of Agent For Service)

                                 (301) 838-5602
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          (Telephone Number, Including Area Code, of Agent For Service)
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De-registration of Stock Plan.
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         Doctors Health, Inc., a Delaware corporation ("Doctors Health"), hereby de-registers 1,000,000 shares of Class A Common Stock, par value $0.01 per share, previously registered on March 12, 1998, pursuant to Doctors Health's registration statement on Form S-8 (SEC File Number 333-47859) with respect to the Doctors Health, Inc. Amended and Restated Omnibus Stock Plan.

         Doctors Health is presently under the jurisdiction of the U.S. Bankruptcy Court for the District of Maryland, Baltimore Division. Pursuant to the Plan of Liquidation for Doctors Health, Inc., which was confirmed by the Bankruptcy Court on April 7, 2000 and made effective on April 22, 2000, all of the outstanding stock and stock options of Doctors Health have been cancelled as of the effective date of the Plan of Liquidation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it meets all of the requirements for filing this post-effective amendment to its registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 26/th/ day of June, 2001.

                                                  DOCTORS HEALTH, INC.



                                               By:   /s/ Thomas F. Mapp
                                                  ---------------------------
                                                     Thomas F. Mapp
                                                     Disbursing Agent